As filed with the Securities and Exchange Commission on December 15, 2022

Registration No. 333-259692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

To

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Jo-Jo Drugstores, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hai Wai Hai Tongxin Mansion Floor 6

Gong Shu District, Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

+86-571-88219579

(Address and telephone number of registrant’s principal executive offices)

Pryor Cashman LLP

7 Times Square

New York, NY 10036

(212) 326 0199

(Name, address and telephone number of agent for service)

with a copy to:

Elizabeth Fei Chen, Esq.

Michael T. Campoli, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

(212) 326 0199

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form F-3 (File No. 333-259692) of China Jo-Jo Drugstores, Inc. is being filed for the sole purpose of filing certain updated exhibits (Nos. 23.3 and 23.4). Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our Second Amended and Restated Memorandum and Articles of Association provide for the indemnification of our directors and officers. Specifically, under the indemnification provisions, we will indemnify our directors and officers to the fullest extent permitted by law against liabilities that are incurred by our directors or officers while executing the duties of their respective offices. Our directors and officers, however, will not be entitled to indemnification if they incurred the liabilities through their own fraud, willful neglect or willful default.

We are an exempted company with limited liability incorporated in the Cayman Islands. As such, we are subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Act (2021 Revision) of the Cayman Islands does not specifically restrict the ability of a Cayman Islands company to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicate that indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Debt Securities Underwriting Agreement *
3.1	The Second Amended and Restated Memorandum and Articles of Association of the Company (filed as Exhibit 99.2 to the Report on Form 6-K originally filed with the SEC on March 1, 2022 (No. 001-40724), and incorporated herein by reference) †
4.1	Specimen Unit Certificate *
4.2	Certificate of Designation for Preferred Shares *
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement *
4.5	Form of Subscription Rights Agreement *
4.6	Form of Subscription Rights Certificate *
4.7	Form of Senior Debt Securities Indenture †
4.8	Form of Subordinated Debt Securities Indenture †
5.1	Opinion of Conyers Dill & Pearman LLP †
5.2	Opinion of Pryor Cashman LLP †
23.1	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.1) †
23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.2) †
23.3	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP **
23.4	Consent of YCM CPA, Inc.**
23.5	Consent of Zhejiang Minhe Law Firm †
24.1	Power of Attorney (included in signature page of this registration statement) †
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture*
107	Filing Fee Table†

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

**	Filed hereinwith.

†	Previously filed.

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, the People’s Republic of China, on December 15, 2022.

China Jo-Jo Drugstores, Inc.

By:	/s/ Lei Liu
	Name:	Lei Liu
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Lei Liu	Chief Executive Officer and Director	December 15, 2022
Lei Liu	(Principal Executive Officer)

/s/ Ming Zhao	Chief Financial Officer	December 15, 2022
Ming Zhao	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	December 15, 2022
Li Qi

*	Director	December 15, 2022
Caroline Wang

*	Director	December 15, 2022
Jiangliang He

*	Director	December 15, 2022
Genghua Gu

*	Director	December 15, 2022
Pingfan Wu

*By:	/s/ Lei Liu
Lei Liu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Jo-Jo Drugstores, Inc., has signed this Amendment No. 6 to the registration statement on Form F-3 in New York, New York on December 15, 2022.

Authorized U.S. Representative

By:	/s/ Elizabeth Fei Chen
Name:	Elizabeth Fei Chen
Title:	Partner